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                                                                      Exhibit 21
                              LIST OF SUBSIDIARIES

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
NEBS Business Products Limited                     (Canada)
Standard Forms, Ltd.                               (United Kingdom)
McBee Systems, Inc.                                (Colorado)
Rapidforms, Inc.                                   (New Jersey)
Russell & Miller, Inc.                             (Delaware)
PremiumWear, Inc.                                  (Delaware)
Chiswick, Inc.                                     (Massachusetts)
VeriPack.com, Inc.                                 (Delaware)